Exhibit 3.2


                           CERTIFICATE OF AMENDMENT TO
                            CERTIFICATE OF FORMATION

                                       OF

                              GREYHOUND FUNDING LLC



     FIRST: The name of the limited liability company (hereinafter called the "Company") is GREYHOUND FUNDING LLC.

     SECOND: Pursuant to the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-202(a), the Certificate of Formation of the Company, originally filed on June 24, 1999, is hereby amended as follows:

     1. Name. The name of the limited liability company formed hereby is Chesapeake Funding LLC.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation this 25th day of April, 2002.





                                        /s/ Joseph W. Weikel
                                        ---------------------------------
                                        Name:   Joseph W. Weikel
                                        Title:  Authorized Person